Exhibit 10(ii)

                 Schedule of Certain Executive Officers who are
                   Parties to the Change in Control Severance
               Agreements in the Forms Attached As Exhibit 10 (i)

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Form A of the Change in Control Severance Agreement
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Joseph J. DeAngelo
James M. Loree
John M. Trani

Form B of the Change in Control Severance Agreement
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Bruce H. Beatt
John H. Garlock
William D. Hill
Paul M. Isabella
Mark J. Mathieu
Donald R. Mcllnay